UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2013

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2013, the Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (the “Company”) adopted, subject to stockholder approval, an amendment and restatement of the 2004 Employee Stock Purchase Plan (as amended and restated, the “ESPP”). On June 4, 2013, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) at which its stockholders approved the ESPP. The amendment to the ESPP increased the total number of shares of the Company’s Class A Common Stock authorized for issuance under the ESPP by 5,000,000 shares, from 9,000,000 shares to 14,000,000 shares, and did not make any other changes to the ESPP.

The ESPP is administered by the Compensation Committee of the Board of Directors. The ESPP permits eligible employees to purchase shares of the Company’s Class A Common Stock at the end of pre-established offering periods at a purchase price equal to the lesser of (1) 90% of the stock’s fair market value on the first day of the offering period or (2) 90% of the stock’s fair market value on the last day of the offering period. Purchases are funded through employee payroll deductions. The ESPP is intended to comply with Section 423 of the Internal Revenue Code.

The foregoing summary of the ESPP, and the summary of the ESPP set forth in our Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 19, 2013, are qualified in their entirety by reference to the full text of the ESPP, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2013, the Board adopted Amended and Restated Bylaws of the Company (the “Bylaws”), replacing the former Amended and Restated Bylaws of the Company in their entirety. The Bylaws became effective immediately upon their adoption by the Board.

The Bylaws are substantially the same as the prior bylaws, with the following substantive changes. The Bylaws provide broader indemnification rights to officers, directors and other persons than the prior bylaws and related conditions and procedures with respect thereto, including the advancement of expenses incurred by such persons in connection with certain claims.

The above description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting at the Company’s headquarters on Tuesday, June 4, 2013. At the close of business on April 8, 2013, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 302,486,794 shares of the Company’s Class A Common Stock outstanding and entitled to vote at the Annual Meeting.

The following are the voting results on the six proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 19, 2013.

At the Annual Meeting, all of the Class I directors were reelected and all other proposals submitted to stockholders were approved, except for Proposal 6 (the stockholder proposal regarding stockholder action by written consent), which was not approved by the stockholders.

Proposal 1. Election of Directors

The vote with respect to the election of the Class I directors was as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Maureen Breakiron-Evans	245,058,053	1,234,964	282,949	16,459,116
John E. Klein	243,248,030	3,027,988	299,948	16,459,116
Lakshmi Narayanan	244,143,823	2,156,686	275,457	16,459,116

Proposal 2. Advisory Vote on Executive Compensation (Say-on-Pay)

The vote with respect to the advisory vote on the compensation of the Company’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
242,740,553	3,345,584	489,829	16,459,116

Proposal 3. Amendment to the Certificate of Incorporation to Declassify the Board and Provide for the Annual Election of Directors

The vote with respect to the amendment to the Company’s Restated Certificate of Incorporation, as amended, to provide that all directors elected at or after the 2014 Annual Meeting of Stockholders be elected on an annual basis, was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
246,141,672	157,822	276,472	16,459,116

Proposal 4. Approve of the Amendment and Restatement of the 2004 Employee Stock Purchase Plan

The vote with respect to the amendment and restatement of the 2004 Employee Stock Purchase Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
243,978,555	1,209,992	1,387,419	16,459,116

Proposal 5. Ratification of Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
260,222,770	2,516,498	295,814	—

Proposal 6. Stockholder Proposal Regarding Stockholder Action by Written Consent

The vote with respect to the stockholder proposal requesting that the Board of Directors take the steps necessary to permit stockholder action by written consent was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
99,860,944	146,228,035	486,987	16,459,116

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to Restated Certificate of Incorporation, as amended, dated June 4, 2013.

3.2	Amended and Restated Bylaws of the Company, as adopted on June 4, 2013.

10.1	2004 Employee Stock Purchase Plan (as amended and restated effective as of April 1, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel and Secretary

Date: June 4, 2013